Stockhouse launches the future of financial journalism

Creates first reputation system in stock market to weed out poor quality content

(New York) October 2, 2007 – (OTCBB: SWEB, TSX-V: SWB). Stockgroup Information Systems Inc. today announced the launch of its next generation financial community Stockhouse™, signaling a bold new future for financial journalism where content is both created and rated by the community. The Stockhouse community already boasts more than 800,000 unique visits per month, and more than 80 million page views per month.

Through the updated site, Stockgroup (the parent company of Stockhouse.com) has advanced its vision of harnessing the wisdom of the crowds to help individual investors gain stock market advantage. The new Stockhouse.com will use enhanced social networking tools and technology to help investors get the depth and breadth of financial information they need to manage their own wealth.

“With the launch of the new Stockhouse.com, we have built the Internet’s first investor reputation system,” says Stockgroup CEO Marcus New. “Every day individual investors go to the Internet to find information to help them manage their investments and portfolio without knowing the quality of the source of the content. For the first time in the financial market’s history, Stockhouse has solved this core problem by creating technology to weed out poor quality content by evaluating the reputation of the contributor as opposed to simply the content alone.”

The new reputation technology consists of human, performance, participation and algorithmic filters to determine the highest quality contributors and content.

The StockHouse.com reputation system recognizes and rewards those who create high quality content and generate the best portfolio performance to the benefit of the community. The new site will let millions of individual investors share insights, rate and rank content for quality and have instant access to the results.

“Stockhouse.com takes the scarcity model of financial information and research and turns it upside down,” New says. “The retail investor community can be everywhere – at every conference, at every shareholder event, on every conference call – and can share the information they dig up with the community. For the first time, the individual investor has the ability to harness the power of those numbers.”

With its large community of citizen journalists, Stockhouse adds new facilities for visitors to contribute news, information and insightful opinions on the Russell 2000 and the long-tail of North American equities, hence creating a compelling news source that cannot be matched by traditional media. Features of the new Stockhouse.com include:

  Personalization and sophisticated social networking functions
  Reputation ranking system using sophisticated analytics to rank members and content for quality
  Citizen journalism to allow contributions and observations from the community, for the community
  Collaborative tools to allow conversations, groups and interactive discussions

“The launch of the next generation of Stockhouse™ is a historical event which has cumulated from our vision 10 years ago, the promise we made to our community, and the development and planning over the past two years,” New says. “This powerful new technology and platform will be rolled out across the organization and position Stockgroup to create broader audiences and drive future revenue and profitability.”

About Stockgroup Information Systems Inc.

StockgroupTM is a leading financial media company focused on user-generated content and collaborative technologies. The Stockgroup platform for web-based portfolio management and financial content is licensed to top North American brokerage firms and media companies. This platform is also extended through Stockhouse.com, a leading online financial portal owned and operated by Stockgroup. Stockhouse is home to BullBoardsTM message board – Canada’s largest community of active investors. Recognized for its engaged audience, Stockhouse.com provides a sought-after demographic for advertisers.

Legal notice regarding Forward Looking Statements

This release contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements". Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. More information about potential risk factors that could affect our business is included in the Company's 10-QSB for the quarter ended June 30, 2007, which are on file with the SEC at www.sec.gov. Stockgroup undertakes no obligation and does not intend to update these forward looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. All forward looking statements are qualified in their entirety by this cautionary statement.

The TSX Venture Exchange and the OTCBB have not reviewed and does not accept responsibility for the adequacy or accuracy of this press release.

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To find out more about Stockgroup (OTCBB: SWEB, TSX-V: SWB), visit our website at www.stockgroup.com, or contact:

Steve Gear
Director of Investor Relations
Stockgroup Information Systems
Ph. 604-288-2861

Bruce Nunn
Vice President, Marketing
Stockgroup Media
Ph. 604-331-0995

bruce.nunn@stockgroup.com
Melissa Kanter
Edelman (New York)
Ph. 212-704-8261

Melissa.kanter@edelman.com
Will Mbaho
Karyo-Edelman (Vancouver)
Ph. 604-623-3007
william.mbaho@karyo-edelman.com